UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2021 (January 29, 2021)

Assisted 4 Living, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-226979	82-1884480
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6801 Energy Court, Suite 201 Sarasota, FL	34240
(Address of Principal Executive Office)	(Zip Code)

(888) 609-1169

(Registrant's telephone number, including area code)

2382 Bartek Place, North Port, FL 34289

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 29, 2021, Assisted 4 Living, Inc., a Nevada corporation (the "Company"), entered into a Membership Interest Purchase Agreement (the "Purchase Agreement") by and among the Company, Richard T. Mason, G. Shayne Bench and Trillium Healthcare Group, LLC, a Florida limited liability company ("Trillium") to acquire all of the issued and outstanding ownership interests (the "Interests") of Fairway Healthcare Properties, LLC and Trillium Healthcare Consulting, LLC from Trillium (the "Transaction"). Fairway Healthcare Properties, LLC and Trillium Healthcare Consulting, LLC and their respective direct and indirect subsidiaries own all of the assets related to or used in connection with the business of providing rehabilitation, skilled nursing, memory care, assisted living and independent living services and other services ancillary or otherwise related thereto.

Subject to the terms of the Purchase Agreement, the Company is acquiring the Interests from Trillium in exchange for $9,000,000, less certain transaction related expenses, and 2,500,000 Series A Preferred shares of the Company (the "Preferred Shares"). The Preferred Shares will be convertible into common shares of the Company ("Common Shares") anytime at $1.00 per share. The Preferred Shares terminate two years from date of issuance and Trillium must either: (i) convert some or all of the Preferred Shares into Common Shares at $1.00 per share; or (ii) require the Company to redeem some or all of the Preferred Shares at a redemption value of $1.00 per share. The Preferred Shares also have the option to appoint one member to the board of directors of the Company until such time as the Preferred Shares are converted to Common Shares or redeemed. Trillium will have the right to acquire an additional 2,500,000 Preferred Shares during the two year period after the Transaction closes pursuant to a business development agreement, the form and substance of which is to be mutually agreed to among the parties and signed at the closing.

The Transaction has been unanimously approved by the board of directors of the Company and the manager and members of Trillium. The Transaction is expected to close by the end of March 2021, subject to the Company's approval of updated disclosure schedules to be provided by Trillium by the end of February, and other customary closing conditions. After the Transaction closes, the Company intends to sell its current business and assets to a current stockholder in exchange for 200,000 outstanding Common Shares.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereunder and any other agreements to be entered into by the parties are qualified in their entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1 and are incorporated herein by reference. You are urged to read said exhibit attached hereto in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Membership Interest Purchase Agreement by and among Assisted 4 Living, Inc., Richard T. Mason, G. Shayne Bench and Trillium Healthcare Group, LLC dated as of January 29, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 2, 2021	ASSISTED 4 LIVING, INC.

	By:	/s/ Roger Tichenor
Roger Tichenor, CFO

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